Exhibit 5

Steven M. Cook
Vice President, Deputy General Counsel and
Acting General Counsel

Sears, Roebuck and Co.
 3333 Beverly Road
Hoffman Estates, IL 60179

February 12, 2003

Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807

Sears, Roebuck and Co.
3333 Beverly Drive
Hoffman Estates, IL 60179

Ladies and Gentlemen:

            I am Vice President, Deputy General Counsel and Acting General Counsel of Sears, Roebuck and Co. ("Sears"). I have examined (i) Registration Statement No. 333-92082, as filed with the Securities and Exchange Commission on July 8, 2002 and as amended on August 2, 2002 and October 2, 2002 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $9,500,000,000 aggregate principal amount of debt securities (the "Debt Securities") of Sears Roebuck Acceptance Corp. ("SRAC") for several offerings to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act; (ii) the final prospectus, dated December 6, 2002 (the "Prospectus"), relating to the offering and sale of Debt Securities, which is part of the Registration Statement, and the Prospectus Supplement, dated February 7, 2003 (the "Prospectus Supplement"), relating to the offering and sale of $250,000,000 aggregate principal amount of 7.40% Notes due February 1, 2043 of SRAC, together with an additional $37,500,000 aggregate principal amount of such notes that may be sold pursuant to an overallotment option granted to the several Underwriters named in the Prospectus Supplement (collectively, the "Notes"); (iii) the Indenture dated as of October 1, 2002 between SRAC and BNY Midwest Trust Company, as Trustee, governing the Debt Securities (the "Indenture"); (iv) (a) the Pricing Agreement dated February 7, 2003 among SRAC, Sears, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, UBS Warburg LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., RBC Dain Rauscher Inc., Lehman Brothers Inc., McDonald Investments Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Securities, Inc., and Wells Fargo Investment Services, LLC, as Representatives of the several Underwriters identified in Schedule I thereto, relating to the sale of the Notes and (b) the Underwriting Agreement dated February 7, 2003 among SRAC, Sears, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, UBS Warburg LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., RBC Dain Rauscher Inc., Lehman Brothers Inc., McDonald Investments Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Securities, Inc., and Wells Fargo Investment Services, LLC, as Representatives of the several Underwriters identified in Schedule I to the Pricing Agreement, and (v) the form of the Note. I am familiar with the proceedings heretofore taken by SRAC in connection with the authorization, registration, issuance and sale of the Notes.

            I am of the opinion that the Notes, when duly issued, executed, authenticated and delivered in the manner provided for in the Indenture and sold and paid for in accordance with the terms of the Pricing Agreement and the Underwriting Agreement, will be legally issued and will constitute valid and binding obligations of SRAC, enforceable against SRAC in accordance with their terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). In giving the above opinion, I have relied, with their permission, on an opinion from Morris, Nichols, Arsht & Tunnell addressed to me and dated February 12, 2003.

            I consent to the incorporation by reference of this opinion into the Registration Statement and to the references to me in the Prospectus and Prospectus Supplement.

Very truly yours, /s/ Steven M. Cook